Exhibit 99.1

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

MARC M. UMEDA (197847)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

mumeda@robbinsumeda.com

Co-Lead Counsel for Plaintiffs

[Additional counsel appear on signature page]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

IN RE BLUE COAT SYSTEMS, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) )	MASTER FILE NO.: C-06-4809-JF (RS) [Consolidated with C-06-5453] STIPULATION OF SETTLEMENT

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This Stipulation of Settlement dated October 1, 2010 (the “Stipulation”), is made and entered into, each by and through their respective undersigned counsel, by and among the following Settling Parties (as defined below in ¶1.20): (i) Kermit Baker and Carolyn Adduci; (ii) Joyce Chartier and Julie Hathaway; (iii) Individual Defendants David W. Hanna (“Hanna”), Brian M. NeSmith (“NeSmith”), James A. Barth, Timothy Howes, Marc Andreessen, Andrew S. Rachleff, Jay W. Shiveley, III, David A. de Simone, Vilis Ositis, David L. Cox, Jr., Robert P. Verheecke (“Verheecke”), Michael J. Johnson (“Johnson”), Alan L. Robin, Rangaswamy Vasudevan, Susan Thornton (“Thornton”), Stuart Philips, Phillip J. Koen, Bret Lawson (“Lawson”), Cameron S. Laughlin (“Laughlin”), Kevin S. Royal, Michael A. Malcolm, Keith B. Geeslin, Stephen P. Mullaney, William S. Warner, John M. Scharber, and Tom Ayers (collectively, the “Individual Defendants”); (iv) Ernst & Young LLP; and (v) nominal party Blue Coat Systems, Inc., by and through its Special Committee as defined below in ¶1.21. The Stipulation is intended by the Settling Parties (as defined below in ¶1.20) to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶1.18), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION

On May 18, 2005, the State Plaintiffs (as defined below in ¶1.24) commenced the State Action (as defined below in ¶1.22) by filing a complaint in the Superior Court of California for the County of Santa Clara. On August 8, 2006, the Federal Plaintiffs (as defined below in ¶1.8) commenced the Federal Action (as defined below in ¶1.6) by filing a complaint in the United States District Court for the Northern District of California. The complaints in the Federal Action and the State Action allege derivative claims on behalf of Blue Coat (as defined below in ¶1.2) against the Individual Defendants (as defined below in ¶1.10) and Ernst & Young (as defined below in ¶1.5) arising from or relating to the alleged backdating of stock options at the Company between 1999 and 2006.

In May 2006, Blue Coat was included in a Deutsche Bank report entitled “Infrastructure SW Update: Analyzing Potential for Back Dated Stock Options,” which analyzed the likelihood that various software companies may have back dated historical stock option grants. After reviewing the

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Deutsche Bank report, Blue Coat management reviewed various historical documents relating to stock option grants and, on June 1, 2006, informed the Audit Committee of the Blue Coat Board of Directors of potential back dating of stock options. The Audit Committee engaged Pillsbury Winthrop Shaw Pittman LLP in early June 2006 to assist the Audit Committee in reviewing the Company’s historical stock option granting practices.

On July 12, 2006, the Company’s Board of Directors appointed an independent committee of the Board of Directors (the “Investigation Committee”) to manage the review of the Company’s historical practices in granting stock options. On July 14, 2006, Blue Coat publicly announced that the Company was conducting a voluntary review of its historical practices in granting stock options to management and employees. Blue Coat also announced, among other things, that (i) its Board of Directors had appointed the Investigation Committee to conduct this review; (ii) the Investigation Committee was being assisted by independent legal counsel and accounting experts; (iii) the review covered all option grants since Blue Coat’s initial public offering in November 1999; and (iv) the Investigation Committee had reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past likely differed from the recorded grant dates of such awards.

On March 28, 2007, Blue Coat announced the results of its investigation, which included certain remedial measures and a $64.3 million restatement of its previously reported financial statements covering a period from 1999 – 2006 to correct material errors in its accounting for stock based compensation.

The parties to the Actions began discussing the potential resolution of the claims asserted therein in February 2008. These initial settlement efforts culminated in a formal mediation held on February 28, 2008. Although the parties made progress at this first mediation, their efforts were ultimately unsuccessful.

In June 2008, in response to Federal Plaintiffs’ shareholder demand pursuant to Del. Ch. R. 23.1, the Blue Coat Board of Directors empowered the Special Committee to decide whether it is in the best interests of the Company and its shareholders to pursue or otherwise resolve the claims

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raised in the Actions (and any other claims of the Company that the Special Committee deemed necessary or appropriate to consider) concerning its historical stock option practices. During the course of the next year, the Special Committee, with the assistance of its independent counsel, commenced an investigation into the Company’s historical option dating practices, and its related accounting implications. This investigation included, inter alia, reviewing thousands of documents and interviewing in excess of a dozen witnesses, and review of the Investigation Committee’s work, which involved 29 interviews and examination of more that 100,000 documents.

Beginning in August 2009, counsel for Plaintiffs and counsel for the Blue Coat Special Committee commenced discussions regarding a possible resolution of the Actions. On November 24, 2009, counsel for Plaintiffs, the Special Committee, certain of the Individual Defendants, and insurers participated in a formal mediation before United States District Court Judge Layn R. Phillips (Ret.). Although the Actions did not settle at the November 24th mediation, as a result of the foregoing and continued negotiations among counsel for Plaintiffs, Blue Coat through its Special Committee, Ernst & Young and the Individual Defendants with the assistance of Judge Phillips, the Settling Parties reached an agreement to settle the Actions on the terms set forth in this Stipulation.

II.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs (as defined below in ¶1.15) believe that the claims they have asserted in the Actions on behalf of Blue Coat have merit and that their investigation supports the claims asserted. However, Lead Counsel (as defined below in ¶1.12) recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against Defendants through trial and through appeals. Lead Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Lead Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions or which may be asserted. Based on their evaluation, Plaintiffs and their counsel have determined that the settlement set forth in the Stipulation confers substantial benefits upon and is in the best interests of Blue Coat and its shareholders.

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III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants (as defined below in ¶1.3) have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. The Individual Defendants (as defined below in ¶1.10) and Ernst & Young (as defined below in ¶1.5) expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. The Individual Defendants and Ernst & Young also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Blue Coat or its shareholders have suffered damage, or that the Plaintiffs, Blue Coat or its shareholders were harmed by the conduct alleged in the Actions.

Nonetheless, the Individual Defendants and Ernst & Young have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. The Individual Defendants and Ernst & Young, therefore, have determined that it is desirable that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.	BLUE COAT AND THE SPECIAL COMMITTEE’S APPROVAL OF THE SETTLEMENT

Blue Coat believes it to be in its best interests for the Actions to be settled and dismissed because this settlement will provide substantial benefits to Blue Coat and its shareholders, and avoid the substantial expense, disruption, and risks posed by continued litigation of the Actions.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Blue Coat), the Individual Defendants, Ernst & Young, and Blue Coat by and through its Special Committee, each by and through their respective counsel or attorneys of record, as follows.

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Actions” means the State Action and the Federal Action.

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1.2 “Blue Coat” or the “Company” means Blue Coat Systems, Inc. and its predecessors, successors, controlling shareholders, partners, joint venturers, subsidiaries, affiliates, divisions, and assigns.

1.3 “Defendants” means nominal party Blue Coat, the Individual Defendants, and Ernst & Young.

1.4 “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.

1.5 “Ernst & Young” means Ernst & Young LLP.

1.6 “Federal Action” means In re Blue Coat Systems, Inc. Derivative Litigation, Master File No. C-06-4809-JF (RS) (N.D. Cal., filed August 8, 2006).

1.7 “Federal Court” means the United States District Court for the Northern District of California, San Jose Division.

1.8 “Federal Plaintiffs” means Kermit Baker and Carolyn Adduci.

1.9 “Final” means the time when the Judgment in this action has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Federal Action; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.

1.10 “Individual Defendants” means David W. Hanna, Brian M. NeSmith, James A. Barth, Timothy A. Howes, Marc Andreessen, Andrew S. Rachleff, Jay W. Shiveley, III, David A. de Simone, Vilis Ositis, David L. Cox, Jr., Robert P. Verheecke, Michael J. Johnson, Alan L. Robin, Rangaswamy Vasudevan, Susan Thornton, Stuart Philips, Phillip J. Koen, Bret Lawson, Cameron S.

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Laughlin, Kevin S. Royal, Michael A. Malcolm, Keith B. Geeslin, Stephen P. Mullaney, William S. Warner, John M. Scharber, and Tom Ayers.

1.11 “Judgment” means the order and judgment to be rendered by the Federal Court, substantially in the form attached hereto as Exhibit B.

1.12 “Lead Counsel” means Robbins Umeda LLP and The Weiser Law Firm, P.C.

1.13 “Mediator” means the Honorable Layn R. Phillips (Ret.).

1.14 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15 “Plaintiffs” means the State Plaintiffs and Federal Plaintiffs.

1.16 “Plaintiffs’ Counsel” means any counsel that has appeared of record for any of the Plaintiffs in connection with the Actions.

1.17 “Related Parties” means each of the Defendants’ spouses, heirs, executors, estates, or administrators, any entity in which a Defendant and/or member(s) of his or her family has an interest, each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Actions, and all of Defendants’ past and present directors, officers, partners, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities.

1.18 “Released Claims” shall collectively mean any and all claims (including “Unknown Claims” as defined in ¶1.25 hereof), debts, demands, rights, liabilities, damages, actions, losses, obligations, judgments, suits, fees, expenses, costs, any other relief of any nature whatsoever, matters, issues and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, under state, federal, local, common, foreign or statutory law or any other law, rule or regulation, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, concealed or hidden, or matured or unmatured, direct or derivative that were or could have been

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asserted in the Actions or in the future could be asserted in any court, tribunal or proceeding by Plaintiffs, Blue Coat or by any Blue Coat shareholder (claiming, derivatively or otherwise, in the right of, or on behalf of, the Company), against any of the Released Persons, which have arisen, could have arisen, arise now or hereafter arise out of, are based upon or relate in any manner to the allegations, matters, acts, facts, circumstances, transactions, events, occurrences, disclosures, statements, representations, misrepresentations, omissions, acts or failures to act, or any other matter, thing or cause whatsoever, or any series thereof, arising out of, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Actions or the subject matter or allegations of the Actions, including, without limitation, claims for negligence, gross negligence, breach of fiduciary duty, including, without limitation, the duties of care and/or loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), concealment (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, waste, money damages, unjust enrichment, breach of contract, or violations of any federal, state, local or foreign law, or any other rule, law, or regulation, or any other source of legal or equitable obligation of any kind or description in whatever forum or allegations that could have been made in the Actions.

1.19 “Released Persons” means each and all of the Defendants and their Related Parties.

1.20 “Settling Parties” means, collectively, each of the Individual Defendants, Ernst & Young, the Plaintiffs on behalf of themselves and derivatively on behalf of Blue Coat, the Special Committee, and Blue Coat.

1.21 “Special Committee” means the Special Committee of the Blue Coat Board of Directors formed in June 2008 to decide whether it is in the best interest of Blue Coat and its shareholders to pursue or otherwise resolve the claims alleged in the Actions.

1.22 “State Action” means Chartier v. Hanna, et al., Case No. 1:05-CV-041436 (Cal. Super. Ct. for Santa Clara County, filed May 18, 2005).

1.23 “State Counsel” means Robbins Geller Rudman & Dowd LLP and The Shuman Law Firm.

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1.24 “State Plaintiffs” means Joyce Chartier and Julie Hathaway.

1.25 “Unknown Claims” means any of the Released Claims which Plaintiffs, Blue Coat, the Special Committee, or any Blue Coat shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, Ernst & Young, the Special Committee, and Blue Coat shall expressly waive, and each of the Blue Coat shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Plaintiffs, Individual Defendants, Ernst & Young, the Special Committee and Blue Coat shall expressly waive, and each of Blue Coat’s shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Plaintiffs, Individual Defendants, Ernst & Young, Blue Coat, the Special Committee, and Blue Coat’s shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Individual Defendant, Ernst & Young, Blue Coat, and the Special Committee shall expressly settle and release, and each Blue Coat shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist,

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or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and Blue Coat’s shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.	Financial and Corporate Governance Benefits to Blue Coat

2.1 Financial Benefits. Blue Coat, the Special Committee, and the Individual Defendants acknowledge and agree that the commencement, prosecution, and settlement of the Actions were a material factor in the payments to the Company and repricing of options as described below:

(a) The Individual Defendants shall cause their insurance carriers to pay the Company $3,994,208 in cash within fifteen (15) days of entry of an order by the Federal Court preliminarily approving the settlement;

(b) Settlement Payments by Individual Defendants:

(i) Defendant Verheecke shall pay to the Company $100,000 in previously paid compensation by making a payment to the Company of that amount in cash within fifteen (15) days of entry of an order by the Federal Court preliminarily approving the settlement. Within ten (10) days of entry of the Judgment by the Federal Court, Verheecke shall also make a request in writing to the Securities and Exchange Commission (“SEC”) that it pay to the Company $35,946 in cash previously paid by Verheecke to the SEC in settlement of the action entitled Securities and Exchange Commission v. Blue Coat Systems, Inc. and Robert P. Verheecke, No. 08-CV-5127-JF (RS), United States District Court for the Northern District of California. If the SEC refuses Mr. Verheecke’s request, he shall have no obligation to contribute to the settlement beyond the $100,000 payment described above;

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(ii) Defendant Thornton shall pay to the Company $35,000 in previously paid compensation by making a payment to the Company of that amount in cash within fifteen (15) days of entry of an order by the Federal Court preliminarily approving the settlement;

(iii) Defendant Johnson shall pay to the Company $25,000 in previously paid compensation by making a payment to the Company of that amount in cash within fifteen (15) days of entry of an order by the Federal Court preliminarily approving the settlement;

(iv) Defendant Lawson shall pay to the Company $10,000 in previously paid compensation by making a payment to the Company of that amount in cash within fifteen (15) days of entry of an order by the Federal Court preliminarily approving the settlement;

(c) Defendants NeSmith, Hanna, and Laughlin conferred an aggregate intrinsic value of $387,187 on the Company by repricing 354,000, 34,000, and 69,026 unexercised options, respectively. The exercise price of such options was increased so as to equal the fair market value of Blue Coat common stock on the correct measurement date as determined by Blue Coat in connection with the restatement.

2.2 Plaintiffs and the Special Committee agree that the aggregate intrinsic value to the Company of all payments and repricings described above is $4,551,395.

2.3 Corporate Governance Reforms. Plaintiffs and Blue Coat, by and through its Special Committee, have conducted negotiations and have reached agreement regarding certain Corporate Governance Reforms. Consequently, during the pendency of and in connection with the settlement of the Actions, except as otherwise stated, Blue Coat has adopted, or within sixty (60) days of final court approval of the settlement shall adopt, the Corporate Governance Reforms set forth in the Corporate Governance Term Sheet attached as Exhibit C, which shall remain operative for a five (5) year period unless otherwise provided therein. Plaintiffs, Blue Coat, and the Special Committee acknowledge and agree that the commencement, prosecution, and settlement of the Actions contributed to the decision by the Company to adopt, implement, and maintain the Corporate Governance Reforms. Plaintiffs, Blue Coat, and the Special Committee believe that the foregoing measures will provide substantial benefit to Blue Coat and its shareholders.

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3.	Indemnification

3.1 Blue Coat agrees to pay the outstanding invoices for attorneys’ fees and costs incurred on behalf of the Individual Defendants and to continue to pay the reasonable attorneys’ fees and costs for the Individual Defendants in connection with the Actions including any appeals therefrom.

3.2 Nothing in this Stipulation shall apply to, bar or otherwise affect any claim of or right to indemnification and/or advancement of attorneys’ fees and expenses relating to or arising out of the subject matter of the Actions or otherwise by any present or former employee, officer or director of Blue Coat pursuant to any agreement with Blue Coat, its by-laws, or other applicable law.

3.3 The Individual Defendants, however, agree not to seek indemnification, contribution or reimbursement from any source for any payment or repricing described in ¶¶2.1(b) and 2.1(c) above.

4.	Procedure for Implementing the Settlement

4.1 After execution of the Stipulation, Federal Plaintiffs shall submit the Stipulation together with its exhibits to the Federal Court and shall apply for entry of an order substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the filing and publication of the Notice of Settlement, substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the settlement set forth in the Stipulation, a summary of the financial benefits and Corporate Governance Reforms, and the date of the Settlement Hearing as defined below. Within ten (10) business days of the issuance of the preliminary approval order, Blue Coat shall cause the Notice of Settlement to be:

(a) filed with the SEC on Form 8-K;

(b) published in Investor’s Business Daily; and

(c) posted to the Investor Relations section of its website.

In addition, Blue Coat shall cause this Stipulation to be posted to the Investor Relations section of its website. All costs in identifying and notifying Blue Coat’s stockholders of the settlement, including

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the filing and publication of the Notice of Settlement, as well as the posting of the Stipulation, will be paid by Blue Coat.

4.2 Federal Plaintiffs will request that after the notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to approve the terms and conditions of the settlement as fair, reasonable, and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by Plaintiffs and Blue Coat by and through its Special Committee, after the principle terms of the settlement were agreed to, which specifically shall include the fairness of the Share Payment (as defined in ¶6.2 below).

5.	Releases

5.1 Upon the Effective Date (as defined in ¶1.4), Blue Coat, Plaintiffs (acting on their own behalf and derivatively on behalf of Blue Coat), the Special Committee, and each of Blue Coat’s shareholders (solely in their capacity as Blue Coat shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.2 Upon the Effective Date (as defined in ¶1.4), each of the Released Persons and the Special Committee shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (known or unknown) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.3 Upon the Effective Date (as defined in ¶1.4), Blue Coat and the Special Committee and/or their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Individual Defendants and Ernst & Young and their Related Parties from all Released Claims, including, but not limited to, any claims against Individual Defendants for reimbursement as to any attorneys’ fees

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or expenses advanced to the Individual Defendants in the Actions or in proceedings before or involving the SEC. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

6.1 After substantially negotiating the settlement, counsel for Plaintiffs and Blue Coat, through its Special Committee, with the substantial assistance of the Mediator, negotiated the attorneys’ fees and expenses the Company would pay Plaintiffs’ Counsel in light of the substantial benefits conferred upon Blue Coat.

6.2 The Blue Coat Board of Directors, through the Special Committee, has agreed subject to court approval, within ten (10) business days after the Judgment becomes Final, to pay shares of Blue Coat common stock valued at $1.775 million (as described below) as Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Actions (the “Share Payment”).

(a) Blue Coat shall issue shares of its common stock to satisfy the Share Payment. The certificate will be issued in the name of Robbins Geller Rudman & Dowd LLP. The shares of Blue Coat common stock shall be transferred electronically to Robbins Geller Rudman & Dowd LLP within ten (10) business days after the Judgment becomes Final.

(b) The shares shall be fully paid, non-assessable, and freely tradable. The number of shares will be determined by dividing $1,775,000 by the average of the daily closing price for Blue Coat’s common stock for the ten (10) trading days before the date on which the Judgment becomes Final.

(c) Blue Coat will not provide any price protection for the Blue Coat common stock after the number of shares has been determined; however, the number of shares will be adjusted to account for stock splits, reverse stock splits, and other similar actions taken by Blue Coat. If Blue Coat is sold, acquired or merges prior to distribution to Plaintiffs’ Counsel, the shares will be treated for purposes of any such corporate transaction as if they had been issued, distributed and outstanding and will receive the same proportionate treatment as other shares of Blue Coat common stock.

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(d) The Blue Coat common stock shall be exempt from the registration requirements of the Securities Act of 1933 under §3(a)(10) and shall be freely tradable under the Securities Act of 1933.

6.3 Additionally, within ten (10) days of final approval of the settlement and subject to court approval, Ernst & Young shall pay $225,000 in cash to Robbins Geller Rudman & Dowd LLP as Plaintiffs’ Counsel’s attorneys’ fees and expenses (the “Cash Payment”). Together, the Share Payment and the Cash Payment are referred to herein as the “Fee and Expense Award.”

6.4 Blue Coat, the Special Committee, the Individual Defendants, and Ernst & Young, and each of their Related Persons, shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the Cash Payment or the Share Payment with respect to any person, entity or law firm who may assert some claim thereto.

7.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the entry by the Federal Court of the Judgment substantially in the form of Exhibit B attached hereto;

(b) the payment of the Fee and Expense Award in accordance with ¶¶6.2 and 6.3 hereof;

(c) the dismissal of the State Action with prejudice; and

(d) Judgment having become Final.

7.2 If any of the conditions specified in ¶7.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶7.3, and the Settling Parties shall be restored to their respective positions in the Actions as of August 16, 2010, unless Lead Counsel and counsel for the Special Committee and the Defendants mutually agree in writing to proceed with the Stipulation.

7.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the Judgment specified in ¶7.1(d) is successfully attacked collaterally, then the payments made by the Individual Defendants pursuant to

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¶2.1(b) shall be repaid with interest to the Individual Defendants by Blue Coat, the insurers’ respective settlement contributions as described in ¶2.1(a) will be repaid with interest by Blue Coat, the Share Payment pursuant to ¶6.2 will be returned by Plaintiffs’ Counsel to Blue Coat, and the Cash Payment pursuant to ¶6.3 shall be repaid with interest to Ernst & Young by Plaintiffs’ Counsel.

(a) The interest rate to be paid in the event the settlement amount must be returned will be in accordance with the Libor, 3-month rate on the date the settlement amount must be returned with interest to begin accruing on the date on which the payment is made.

(b) The return obligation to Blue Coat and Ernst & Young in this paragraph is the obligation of those Plaintiffs’ Counsel who have received a payment in the Actions. Each such Plaintiffs’ Counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners, members and/or shareholders are subject to the jurisdiction of the Federal Court for the purposes of enforcing this subparagraph.

7.4 In the event that the Stipulation or settlement is not approved by the Court, or the settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of August 16, 2010, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.25, 7.1-7.4, and 8.1-8.12 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and

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implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs, Blue Coat, the Special Committee, the Individual Defendants, and Ernst & Young, with respect to the Actions. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of the applicable laws and rules of the Court, including, without limitation, of Federal Rule of Civil Procedure 11, and §128.5 of the California Code of Civil Procedure.

8.3 Neither the Stipulation (including any exhibits attached hereto) nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim or any wrongdoing or liability of Blue Coat or the Individual Defendants, or any signatory hereto or any Released Persons; or (b) may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any such Person in any proceeding of any kind or nature. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.4 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

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8.6 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

8.7 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

8.8 The Stipulation may be executed in one or more counterparts. A faxed or electronically scanned signature in pdf format shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.9 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

8.10 The Federal Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Federal Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

8.11 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

8.12 All agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation.

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IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated October 1, 2010.

ROBBINS UMEDA LLP BRIAN J. ROBBINS MARC M. UMEDA

MARC M. UMEDA

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER

ROBERT B. WEISER

121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Co-Lead Counsel for Federal Plaintiffs

ROBBINS GELLER RUDMAN & DOWD LLP TRAVIS E. DOWNS III JEFFREY D. LIGHT DAVID T. WISSBROECKER

JEFFREY D. LIGHT

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

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THE SHUMAN LAW FIRM KIP B. SHUMAN 885 Arapahoe Blvd. Boulder, CO 80302 Telephone: 303/861-3003 303/830-6920 (fax)

Co-Lead Counsel for State Plaintiffs

SHEARMAN & STERLING LLP JEFFREY S. FACTER PATRICK D. ROBBINS EMILY V. GRIFFEN SEAN T. STRAUSS

JEFFREY S. FACTER

525 Market Street, 15th Floor San Francisco, CA 94105 Telephone: 415/616-1100 415/616-1199 (fax)

Attorneys for Special Committee of the Board of Directors of Nominal Defendant Blue Coat Systems, Inc.

WILSON SONSINI GOODRICH & ROSATI JEROME F. BIRN, JR. CAZ HASHEMI

JEROME F. BIRN, JR.

650 Page Mill Road Palo Alto, CA 94304-1050 Telephone: 650/493-9300 650/5651-5100 (fax)

Attorneys for Defendants Marc Andreessen, James A. Barth, Alan L. Robin, Rangaswamy Vasudevan, Jay W. Shiveley, III, David A. De Simone, Vilis Ositis, Timothy A. Howes, Michael A. Malcolm, Keith Geeslin, Stephen P. Mullaney, William S. Warner, John M. Scharber and Tom Ayers, and David L. Cox, Jr.

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DLA PIPER US LLP SHIRLI FABBRI WEISS DAVID PRIEBE ROY K. MCDONALD DAVID M. DOYLE

ROY K. MCDONALD

401 B Street, Suite 1700 San Diego, CA 92101 Telephone: 619/699-2700 619/699-2701 (fax)

Attorneys for Defendant Michael J. Johnson

BINGHAM MCCUTCHEN LLP CHARLENE S. SHIMADA

CHARLENE S. SHIMADA

Three Embarcadero Center San Francisco, CA 94111 Telephone: 415/393-2000 415/393-2286 (fax)

Attorneys for Defendant Susan Thornton

KATTEN MUCHIN ROSENMAN, LLP BRUCE G. VANYO RICHARD H. ZELICHOV

RICHARD H. ZELICHOV

2029 Century Park East, Suite 2600 Los Angeles, CA 90067 Telephone: 310/788-4400 310/788-4471 (fax)

Attorneys for Defendant Robert P. Verheecke

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QUINN EMANUEL URQUHART OLIVER & HEDGES, LLP JOHN POTTER PATRICK DOOLITTLE

JOHN POTTER

50 California Street, 22nd Floor San Francisco, CA 94111 Telephone: 415/875-6600 415/875-6700 (fax)

Attorneys for Defendant Bret Lawson

ORRICK HERRINGTON & SUTCLIFFE LLP WALTER F. BROWN JR. RANDY LUSKEY

RANDY LUSKEY

405 Howard Street San Francisco, CA 94105 Telephone: 415/773-5700 415/773-5759 (fax) Attorneys for Defendant Cameron Laughlin

GIBSON DUNN & CRUTCHER LLP GEORGE BROWN SALLY BERENS GEORGE BROWN

1881 Page Mill Road Palo Alto, CA 94304 Telephone: 650/849-5339 650/849-5039 (fax)

Attorneys for Defendant Brian NeSmith

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IRELL & MANELLA LLP MARTIN GELFAND

MARTIN GELFAND

1800 Avenue of the Stars Suite 900 Los Angeles, CA 90067 Telephone: 310/277-1010 310/203-7199 (fax) Attorneys for Defendants Phillip Koen, David Hanna and Andrew Rachleff

HAYES DAVIS LLP STEPHEN SCOTT STEPHEN SCOTT

203 Redwood Shores Parkway Suite 480 Redwood City, CA 94065 Telephone: 650/637-9100 650/637-8071 (fax)

Attorneys for Defendant Stuart Phillips

MORRISON & FOERSTER LLP CRAIG MARTIN

CRAIG MARTIN

425 Market Street San Francisco, CA 94105-2482 Telephone: 415/268-7000 415/268-7522 (fax)

Attorneys for Defendant Kevin Royal

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LATHAM & WATKINS, LLP PETER A. WALD PATRICK E. GIBBS DAVID M. FRIEDMAN

DAVID M. FRIEDMAN

505 Montgomery Street, Suite 2000 San Francisco, CA 94111-6538 Telephone: 415/391-0600 415/395-8095 (fax)

Attorneys for Defendant Ernst & Young LLP

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re BLUE COAT SYSTEMS, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	MASTER FILE NO.: C-06-4809-JF (RS) [Consolidated with C-06-5453] [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE EXHIBIT A

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WHEREAS, the Settling Parties have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (the “Federal Action”) and the related shareholder derivative action pending in the Superior Court of the State of California, County of Santa Clara entitled Chartier v. Hanna, et al., Case No. 1:05-CV-041436 (the “State Action”) (collectively, the “Actions”), in accordance with a Stipulation of Settlement dated October 1, 2010 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution of the Notice of Settlement (the “Notice”);

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Actions with prejudice as to the Released Persons; and (ii) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for: (a) a proposed Settlement and dismissal of the Actions with prejudice as to the Released Persons; and (b) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on                     , at                      .m., in Courtroom 3 of the United States District Court, Northern District of California, San Jose Division, 280 South First Street, San Jose, CA 95113, to finally determine whether:

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(a) the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate, and in the best interests of Blue Coat and current Blue Coat shareholders;

(b) an order and judgment as provided for in ¶1.9 of the Stipulation should be entered; and

(c) to award attorneys’ fees and expenses to Plaintiffs’ Counsel.

3. The Court approves, as to form and content, the Notice annexed as Exhibit A-1 hereto, and finds that the filing of the Stipulation and publication of the Notice, substantially in the manner and form set forth in ¶4.1 of the Stipulation, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than ten (10) business days following entry of this Order, Blue Coat shall cause the Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be posted on the Investor Relations section of its website, such that visitors to Blue Coat’s website will readily find a hyperlink to the Notice and Stipulation.

5. Not later than ten (10) business days following entry of this Order, Blue Coat shall cause a copy of the Notice to be filed with the Securities and Exchange Commission via a Current Report on Form 8-K.

6. Not later than ten (10) business days following entry of this Order, Blue Coat shall cause a copy of the Notice to be published in Investor’s Business Daily.

7. All costs incurred in the filing, publishing, and posting of the Notice and posting of the Stipulation shall be paid by Blue Coat and Blue Coat shall undertake all administrative responsibility for such filing and posting.

8. At least twenty-one (21) calendar days prior to the Settlement Hearing, Blue Coat’s counsel shall file with the Court and serve on all parties proof, by affidavit or declaration, of such filing, publishing, and posting of the Notice and posting of the Stipulation in accordance with ¶¶4-6.

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9. All current Blue Coat shareholders shall be bound by all orders, determinations, and judgments in the Federal Action concerning the Settlement, whether favorable or unfavorable to current Blue Coat shareholders.

10. Pending final determination of whether the Settlement should be approved, no current Blue Coat shareholder shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

11. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing and any reply papers shall be filed with the Court at least seven (7) calendar days prior to the Settlement Hearing.

12. Any current record holders and beneficial owners of common stock of Blue Coat as of October 1, 2010 may appear and show cause, if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current Blue Coat shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Counsel for Federal Plaintiffs

Marc M. Umeda

ROBBINS UMEDA LLP

600 B Street, Suite 1900

San Diego, CA 92101

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Counsel for State Plaintiffs

Jeffrey D. Light

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Counsel for Blue Coat by Its Special Committee

Jeffrey S. Facter

SHEARMAN & STERLING LLP

525 Market Street, 15th Floor

San Francisco, CA 94105

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

280 South First Street

San Jose, CA 95113

Any current Blue Coat shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

13. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or

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proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current Blue Coat shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current Blue Coat shareholders.

IT IS SO ORDERED.

DATED:	THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE

Submitted by:

ROBBINS UMEDA LLP BRIAN J. ROBBINS MARC M. UMEDA

/s/ MARC. M. UMEDA
MARC M. UMEDA

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Co-Lead Counsel for Federal Plaintiffs

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re BLUE COAT SYSTEMS, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	MASTER FILE NO.: C-06-4809-JF (RS) [Consolidated with C-06-5453] [PROPOSED] ORDER AND FINAL JUDGMENT EXHIBIT B

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This matter came before the Court for hearing pursuant to the Order of this Court, dated             , 2010 (“Preliminary Order”), on the application of the parties for approval of the proposed settlement (the “Settlement”) set forth in the Stipulation of Settlement dated October 1, 2010, and the exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Federal Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the notice provided to Blue Coat shareholders constituted the best notice practicable under the circumstances. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4. The Court finds that, during the course of the litigation of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws, including California Code of Civil Procedure §128.7.

5. The Court finds that the terms of the Stipulation are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. The Federal Action and all claims contained therein as well as all of the Released Claims, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

7. Upon the Effective Date, Blue Coat, Plaintiffs (acting on their own behalf and derivatively on behalf of Blue Coat), the Special Committee, and each of Blue Coat’s shareholders (solely in their capacity as Blue Coat shareholders) shall be deemed to have, and by operation of this

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Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, each of the Released Persons and the Special Committee shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (known or unknown) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. Upon the Effective Date, Blue Coat and the Special Committee and/or their Related Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Individual Defendants and Ernst & Young and their Related Parties from all Released Claims, including, but not limited to, any claims against Individual Defendants for reimbursement as to any attorneys’ fees or expenses advanced to the Individual Defendants in the Actions or in proceedings before or involving the SEC. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

10. The Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

11. Pursuant to §3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), the Court finds that by virtue of the Court’s approval of the Settlement, the issuance of the Share Payment by Blue Coat as part of the settlement for distribution to Plaintiffs’ Counsel shall be without registration under the Securities Act in reliance upon the exemption under §3(a)(10) thereto.

12. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault,

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wrongdoing or liability of the Settling Parties; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or this Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

13. Without affecting the finality of this Order and Final Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Order and Final Judgment shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Order and Final Judgment shall be null and void, except as otherwise provided for in the Stipulation.

15. This Order and Final Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:	THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE

Submitted by:

ROBBINS UMEDA LLP BRIAN J. ROBBINS MARC M. UMEDA

/s/ MARC M. UMEDA
MARC M. UMEDA

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600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Co-Lead Counsel for Federal Plaintiffs

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EXHIBIT C

CORPORATE REFORMS TERM SHEET

Blue Coat Systems, Inc.

Blue Coat Systems, Inc. (the “Company”) agrees to adopt or maintain the corporate governance measures, policies and procedures described below no later than sixty (60) days from the execution of the Stipulation of Settlement and shall maintain them for no less than five (5) years; provided, however, that revisions consistent with the intent of these governance practices may be made to accommodate changes in business requirements and operation.1/

The Corporate Governance Reforms described below will be implemented by the Company in the following documents: (1) Corporate Governance Guidelines, (2) Audit Committee Charter, (3) Compensation Committee Charter, (4) Nominating/Corporate Governance Charter, (5) Stock Option Committee Charter, (6) Equity Award Policy, (7) Related Person Transaction Policy, and (8) Insider Trading Policy. Within (60) days from the execution of the Stipulation of Settlement, the Company shall post each of these documents to the Investor Relations section of its website. In the event any of these documents is modified, the Company will post revised copies to the same location within fourteen (14) days after the modification is made. Any determination to significantly modify such Corporate Governance Reforms shall be approved by a majority of the independent members of the Board and shall be documented in the minutes of meetings of the Board.

I.	CORPORATE GOVERNANCE REFORMS

A.	Compensation Practices

1.	Policies and Procedures

a.	If the Company is required to restate any interim or annual financial statement included in a report on Form 10-Q or Form 10-K, and if the Company’s Chief Executive Officer (‘CEO”) and Chief Financial Officer (‘CFO”) previously received any form of compensation that was determined on the basis of that incorrect financial statement, and there is a finding by a majority of the members of the Company’s Board of Directors (the “Board”) at the time of the restatement that such restatement was due to the recklessness or intentional misconduct of the responsible CEO or CFO, then the Company shall seek disgorgement of any portion of the bonuses or other incentive-based or equity based compensation related to such accounting restatement received by the responsible CEO or CFO from the Company during the 12 month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error.

1/	All references to numbers of shares in this document shall be appropriately adjusted for share splits or reverse share splits, or similar changes in capitalization.

286897	1

2.	Equity Awards

a.	The Company shall adopt and implement a policy dictating that all awards of options, restricted stock, restricted stock units or stock appreciation rights (“Equity Awards”), whether made to Board members, officers or employees, will be made on a predetermined schedule (e.g., Equity Awards to employees will be made on the third Thursday of the month; refresh Equity Awards will be made on the third Thursday of June; and awards to non-employee Board members will be made upon the conclusion of the Annual Stockholders Meeting).

b.	The Stock Option Committee may not

i.	grant Equity Awards to Section 16 officers, Board members or direct reports of any member of the Stock Option Committee.

ii.	grant options or SARs for more than 40,000 shares per recipient.

iii.	grant options that have an exercise price of less than 100% of the fair market value of a share of the Company’s Common Stock on the date of grant.

iv.	grant restricted shares or restricted stock units for more than 10,000 shares per recipient.

c.	When the Stock Option Committee grants Equity Awards to new hires (including employees of acquired companies), it shall approve the Equity Awards promptly after the employee’s first day of employment or after the accomplishment of any statutory, legal or administrative compliance requirements.

B.	Directors and Committees of the Board

1.	Composition of the Board

a.	At least two thirds of the Board members shall be independent directors. “Independence” shall be determined in accordance with the applicable rules of the NASDAQ Stock Market and the Securities and Exchange Commission.

b.	The Board shall appoint either a Chairman or a Lead Independent Director.

c.	The Chairman/Lead Independent Director shall be responsible for calling special meetings of the independent directors.

d.	Directors may sit on no more than four other public boards and the CEO may sit on no more than two other public boards.

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2.	Continuing Education of the Board of Directors

a.	Each Board member will attend a director education program or peer exchange provided by a recognized institute or organization (such as Stanford University, NACD or Corporate Board member magazine) that is at least one day in duration every three years and at least two directors shall attend such a program each year. The Company shall reimburse the expenses incurred in attending such training.

b.	Attendance at specialized update training by Board members in matters of corporate governance, executive and incentive compensation, and financial reporting, at the Company’s expense, shall be highly encouraged.

3.	Stock Ownership / Compensation Guidelines

a.	Each director and executive officer shall hold, directly or indirectly,

i.	At least 1,000 shares of Blue Coat common stock within twelve months after the commencement of service, and

ii.	At least 2,000 shares of Blue Coat common stock within twenty-four months after the commencement of service.

b.	The Company shall review annually the propriety of compensating non-employee Board members with stock options.

4.	Annual Stockholders Meetings

a.	All directors will be required to use their best efforts to attend Annual Meetings of Stockholders.

b.	Stockholders shall be allocated time to ask questions or have a dialogue with the Company’s Chairman, CEO and Board members at the Annual Stockholders Meeting. There shall be no requirement that questions be submitted in advance.

c.	The Chairman of each Board Committee shall be permitted to answer questions from stockholders relevant to such committee’s responsibilities and functions.

5.	Stock Option Committee

a.	The Stock Option Committee shall be comprised of the CEO of the Company and a second member of the Board who is

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deemed “independent,” as such term is defined by the rules of the NASDAQ.

b.	The Stock Option Committee may approve the grant of Equity Awards at meetings of the Stock Option Committee (in person or by telephone) or by unanimous written consent.

c.	The Stock Option Committee will maintain minutes of each meeting that will document actions taken at such meeting.

d.	A complete list of proposed Equity Awards and their material terms shall be submitted at or prior to the meeting of the Stock Option Committee where they are to be considered.

e.	Unanimous Written Consents

i.	Any action by unanimous written consent of the Stock Option Committee must include a complete list of Equity Awards and material terms.

ii.	The unanimous written consent must show the date(s) on which it was signed and will not be effective until the date of the last signature on the unanimous written consent, or e-mail approval thereof, or a specified date thereafter.

iii.	If approval of an Equity Award is provided by the Stock Option Committee member via email, the email shall be filed with unanimous written consent and must show the date when the approval email was sent.

iv.	All unanimous written consents shall be filed with the minutes of the meetings of committees of the Board.

6.	Compensation Committee

a.	Membership:

i.	The Compensation Committee shall consist of at least two directors selected by the Board and determined by the Board to be “independent” in accordance with the applicable NASDAQ Stock Market rules.

ii.	If the Committee is composed of at least three members, one may be non-independent provided an exception to the NASDAQ rules is applicable.

b.	A Chairman of the Compensation Committee will be designated by the Board of Directors and will be an independent director.

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c.	The Compensation Committee shall establish and review the Company’s Equity Award Policy on an annual basis.

d.	The Compensation Committee shall approve the grant of Equity Awards only at a meeting of the Compensation Committee (in person or by telephone). No Equity Awards can be granted by the Compensation Committee through unanimous written consent (although the Compensation Committee may take other action by unanimous written consent).

e.	The Compensation Committee shall be composed of directors who were not on the committee during either of the Company’s fiscal year 2004 and fiscal year 2005.

f.	The Compensation Committee will maintain minutes of each meeting that will document all actions with respect to Equity Awards taken at such meeting.

g.	Management must submit a complete list of proposed Equity Awards and their material terms at or prior to the meeting of the Compensation Committee at which they are to be considered.

h.	The Compensation Committee shall notify those Board members not then serving on the Compensation Committee (and who did not attend the meeting at which the award was approved) of the approval of any Equity Award to a Section 16 Officer. Such notification shall be provided within a reasonable time of the approval and may be provided at a duly convened meeting of the Board or by email or by phone.

i.	For each fiscal year, following the approval by the Board of the Company’s annual business plan, the Compensation Committee shall adopt an annual budget for the grant of Equity Awards, with guideline amounts for the number of shares and types of awards based on the individual’s position, salary grade, ranking and other such factors as the Committee deems advisable. The budget shall specify guideline amounts for Equity Awards in the categories of new hires, promotion, and annual refresh grants.

j.	The compensation of non-employee Board members shall be reviewed annually by the Compensation Committee and any recommendations of the Compensation Committee will be submitted for discussion and action by the full Board of Directors.

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k.	The Compensation Committee shall review and authorize all employment, compensation, benefits, change-in-control or severance agreements or plans entered into between the Company and any of its current or former executive officers or, as appropriate, other senior management.

l.	The Compensation Committee shall monitor compliance by senior management, directors and executive officers with the Company’s program of required stock ownership.

m.	The Compensation Committee shall review and discuss with management the Company’s Compensation Disclosure and Analysis required by the SEC and shall determine whether to recommend to the Board that it be included in the Company’s annual 10-K, proxy statement or information statement on Schedule 14C.

n.	The Compensation Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its charter.

o.	The Compensation Committee shall review and assess annually the adequacy of its charter and recommend amendments, if any, to the Board.

p.	Oversight of the Company’s Equity Plans

i.	The Compensation Committee shall monitor compliance by management with such rules, policies and guidelines for the issuance of Equity Awards pursuant to such stock plans as the Committee or the Board may establish.

ii.	The Compensation Committee shall review the design and terms of, and recommend for Board action, any new stock plan proposed for adoption.

7.	Audit Committee

a.	The Audit Committee shall meet annually with internal personnel and independent auditors to review accounting for stock-based compensation and the Processes and Procedures described below, as they may be amended from time to time.

b.	Members of the Audit Committee cannot have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

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c.	Non-independent directors (in accordance with listing standards of the NASDAQ Stock market and SEC rules) will only be appointed to the Audit Committee under exceptional and limited circumstances, provided there is an applicable exception to the NASDAQ rules and appropriate disclosure is made thereof.

d.	Every member shall meet the financial literacy requirements of NASDAQ.

e.	A chairman of the Audit Committee shall be designated by the Board of Directors.

f.	The Audit Committee shall review and update the Committee’s charter on an annual basis.

g.	Oversight of internal controls and risk management:

i.	The Audit Committee shall inquire of, review and discuss with management and the auditor any major financial risk exposures and assess the steps and processes management has implemented to monitor and control such exposures.

ii.	The Audit Committee shall review and discuss with management and the Company’s auditor any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures.

iii.	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

h.	Oversight of Financial Reporting and Auditing

i.	The Audit Committee shall resolve any disputes between management and the independent auditor regarding financial reporting.

ii.	The Audit Committee shall discuss with management the Company’s communications with financial analysts and the investment community, including as conducted under the Investor Relations Policy,

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principal messages to be conveyed in the Company’s earnings press releases and related conference calls, financial information and earnings guidance provided to financial analysts and rating agencies, and the dissemination of financial information not involving presentation of financial measures in accordance with GAAP.

i.	Legal and Ethical Compliance

i.	The Audit Committee shall review material litigation matters and the Company’s establishment and release of reserves with regard to material litigation and possible claims.

ii.	In accordance with, and to the extent provided by, the Company’s Related Person Transaction Policy, the Audit Committee shall review all Related Person Transactions (as defined in such policy) and, as appropriate, approve or ratify such transactions.

C.	Insider Trading Committee

1.	The Audit Committee shall appoint a committee consisting of at least two members of senior management (which initially shall be the CFO and the General Counsel), which committee shall be responsible for ensuring compliance with the Company’s stock trading and investor relations policy. That Committee will be designated the “Trading Compliance Committee,” and will be responsible for developing (with Audit Committee involvement), presenting to the Board for approval, and monitoring and updating (with Audit Committee involvement and approval) a comprehensive program (the “Trading Compliance Program”) designed to ensure compliance with the Company’s trading policies. The Audit Committee will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Committee, and the members of the Audit Committee will have direct access to the Trading Compliance Committee, including the opportunity to meet with the Trading Compliance Committee outside the presence of any other member of management. At least once yearly, the Audit Committee will receive a report from the Trading Compliance Committee outside the presence of any other members of management. In addition to the above:

a.	The Trading Compliance Committee shall be responsible for pre-clearing in writing all transactions by the Company’s directors or those employees subject to §16 (hereinafter “Restricted Persons”) of the Securities Exchange Act.

b.	During any period while the Company is actively acquiring shares through a Company-funded open market stock buy-back

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program, no Restricted Person shall be permitted to sell stock including under a Rule 10b5-1 Plan.

c.	Except for trades permitted under an approved Rule 10b5-1 Plan and not prohibited under item (b) above, all trades by a member of the Trading Compliance Committee shall be pre-cleared in writing by the other member of the Trading Compliance Committee and by either the CEO or the Chairman of the Board (or Lead Independent Director).

2.	Any failure by a Restricted Person to comply with the Company’s trading policy shall result in appropriate sanctions, including, as appropriate, disgorgement by the individual to the Company of all profits from the transaction or termination.

3.	Restricted Persons shall be prohibited from directly or indirectly engaging in “short” transactions involving the Company’s stock or engaging in “put” or call transactions involving the Company’s stock.

II.	PROCESSES AND PROCEDURES

A.	Internal Controls

1.	The Company’s documentation and controls for annual, new hire, promotion and adjustment of Equity Awards will be as follows:

a.	New Hire / Promotion Equity Awards

i.	New hire and promotional Equity Awards will be determined based on Company guidelines, unless an exception is approved by the Compensation Committee.

ii.	Human Resources (“HR”) prepares a listing of recommendations of Equity Awards – this listing includes all new hires who are to receive Equity Awards as well as any existing employees who are to receive Equity Awards reflecting adjustments, including promotions.

iii.	HR confirms hire dates for new employees and eligibility of employees for promotion.

iv.	Once HR is satisfied the listing of recommended Equity Awards is accurate, HR sends the list to Stock Services.

v.	Stock Services assigns the vesting schedule and ensures compliance with Company guidelines for each grant and prepares the final listing of Equity Awards (the “Equity Exhibit”). The Equity Exhibit is

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then submitted to the Stock Option Committee or Compensation Committee for review.

vi.	When the Stock Option Committee or Compensation Committee approves the Equity Exhibit, the Corporate Secretary, or the Secretary’s designee, emails to Stock Services and HR the minutes of the meeting or the UWC containing the approval of the Equity Exhibit.

b.	Annual Refresh Equity Awards

i.	HR initiates and manages the process for determining annual refresh Equity Awards to be awarded and works with senior management to determine proposed annual refresh Equity Awards.

ii.	HR sends the list of proposed refresh Equity Awards to the CEO and CFO for final review and approval.

iii.	After the CFO’s and CEO’s approvals have been obtained, HR sends the list of proposed refresh Equity Awards to Stock Services.

iv.	Stock Services assigns the vesting schedule and ensures compliance with Company guidelines for each refresh Equity Award and prepares the final listing of refresh Equity Awards (the “Equity Exhibit”). The Equity Exhibit is then submitted to the Compensation Committee. When the Compensation Committee has approved the Equity Exhibit, the Corporate Secretary or the Secretary’s designee, emails to Stock Services and HR the minutes of the meeting containing the approval of the Compensation Committee.

2.	The Company’s documentation and controls for entry of Equity Awards into Equity Edge and notification to Equity Award recipients will be as follows:

a.	Stock Services enters the approved Equity Awards into the Equity Edge database within two weeks following the date of grant.

b.	Stock Services prepares a review package that includes the Equity Exhibit and external pricing sources for option prices and provides this to the CFO.

c.	The CFO appoints a senior manager within the Finance organization (“Finance”) who checks each new Equity Award

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in Equity Edge against the Equity Exhibit and evidences his/her review and approval.

d.	Finance verifies that each option price conforms to the closing price on the date of the grant per an external pricing source (NASD listing or similar source) and verifies that the applicable Equity Award agreements have been uploaded to the stock brokerage service responsible for managing recipients’ accounts (“Broker Service”).

e.	After review by Finance, Stock Services records the approved Equity Awards to the Company’s equity accounting database and also uploads to the Broker Service.

f.	The Broker Service automatically sends a notice to each recipient informing her/him that s/he has an Equity Award and making available to her/him the applicable Equity Award agreement with the Company. Stock Services also sends a notification by email to all recipients.

g.	The recipient reviews notice of the Equity Award and accepts the Equity Award electronically or, for those countries in which online agreements are not implemented, by signing the paper document provided by Stock Services.

3.	The Company’s documentation and controls for modifications to option grants will be as follows:

a.	All requests to change an existing option grant are handled by HR. HR recommends all changes to Finance together with justification.

b.	The accounting charge for modifications to option grantees is calculated by Finance.

c.	The requested change in terms of the option grants, the accounting charge and the justification for the modification are reviewed by the CFO.

d.	The proposed stock option modification is then presented to the Compensation Committee for approval.

e.	Upon the Compensation Committee’s approval, the expense for the modification is recorded, and Stock Services enters the modified terms in the Company’s equity accounting database and provides the modification to Broker Services.

B.	Training

1.	Cross-functional training for personnel involved in making Equity Awards will be provided.

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